Exhibit 10.73

Loan Agreement

This loan agreement is executed by and between the following two parties on January 19, 2018:

Party A:

Baidu Online Network Technology (Beijing) Co., Ltd., a limited liability company established according to the laws of China, the address is: Floor 3, Baidu Building, No. 10 Shangdi Tenth Street, Haidian District, Beijing. (the “Lender”)

Party B:

Beijing QIYI Century Science & Technology Co., Ltd., a limited liability company established according to the laws of China, the address is: Floor 10 & 11, No. 2 Haidian North First Street, Haidian District, Beijing. (the “Borrower”)

Pursuant to Article 3.8 of the Master Business Cooperation Agreement executed by and between Baidu Holdings Limited and iQIYI, Inc. on January 19, 2018, and in accordance with the terms and conditions hereof, the Lender agrees to provide and the Borrowers agrees to accept the loan specified hereunder, and the two parties reach the agreement as follows:

Article 1 The Lender Agree to Provide the Borrower with the Loan of Features as Follows

1.	Loan type: working capital loan;

2.	Loan usage: for daily operation and repayment of borrowings of the affiliated companies;

3.	Loan amount: RMB Six Hundred and Fifty Million,

            RMB650,000,000

4.	Term of borrowing and repayment:

(1)	The term of borrowing and repayment is as follows:

Borrowing				Repayment
Year	Month	Day	Amount	Year	Month	Day	Amount
2018	Jan		RMB650,000,000	2023	Jan		RMB650,000,000

(2)	The Parties may negotiate that the Borrower may repay in advance the loan hereunder in whole or in part.

5.	Interest Payment: the loan hereunder shall be subject to the interest rate agreed by the Parties. In the event of adjustment of national interest rates, the interest rate under this Agreement shall not be affected.

Article 2 Rights and Obligations of the Lender

1.	The Lender shall have the right to know the Borrower’s production and operation, financial activities, inventory of materials and use of loans, etc. and to require the Borrower to provide documents, materials and information including financial statements on schedule.

2.	Provided the Borrower performs the obligations provided hereunder, the Lender shall provide the loan in full and on schedule.

3.	The Lender shall provide, regarding interest of the loan, value-added tax invoices in accordance with tax regulations.

Article 3 Rights and Obligations of the Borrower

1.	The Borrower shall have the right to acquire on schedule and use the loan according to the provisions hereof.

2.	The Borrower shall repay the principal of the loan on the repayment date provided by Article 1(4)(1) hereof or on the early repayment date agreed by both Parties under Article 1(4)(2) hereof.

3.	The Borrower shall use the loan for the usage provided hereunder and shall not divert or misappropriate the loan.

Article 4 Breaching Liabilities

1.	In the event that the Borrower breaches any provision of this Agreement, or the Borrower goes into liquidation, dissolution, insolvency or bankruptcy reorganization, or becomes unable to repay any due debt, etc., the Lender shall have the right to stop providing the loan, demand early repayment of the loan principal which has been already provided, or take other asset preservation measures.

2.	In the event that the Borrower’s breach causes the Lender to realize the creditor’s rights through litigation, the Borrower shall be liable for the lawyer’s expenses, travel expenses and other expenses which the Lender spend for realizing the creditor’s rights.

Article 5 Dispute Resolution

In the event any dispute arises out of performance of this Agreement, the Parties may negotiate for resolution; if the negotiation fails, any Party may submit the dispute to the China International Economic and Trade Arbitration Commission located in Beijing for resolution by arbitration, and the language of arbitration shall be Chinese.

Article 6 The Entry into Force

This Agreement shall become effective upon execution or seal by both the Lender and the Borrower.

Article 7 Copies

This Agreement shall be made in two (2) copies, the Lender and the Borrower shall each hold one (1), both copies shall have equal legal force.

Article 8 Reminder

The Lender has requested the Borrower’s attention to have full and comprehensive understanding of all the provisions of this Agreement, and has made corresponding explanation upon the Borrower’s request. The Parties’ understandings of the meaning of this Agreement are consistent.

[The remainder of this page is intentionally left blank.]

[Signature page for the Loan Agreement]

Party A (the Lender):

Baidu Online Network Technology (Beijing) Co., Ltd. (Seal)

/s/ Company Seal

Legal Representative: /s/ Authorized Representative

[Signature page for the Loan Agreement]

Party B (the Borrower):

Beijing QIYI Century Science & Technology Co., Ltd. (Seal)

/s/ Company Seal

Legal Representative: /s/ Authorized Representative

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